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                                                  August 27, 1996



Chase Manhattan Bank USA, N.A.
200 Jericho Quadrangle
Jericho, New York 11759


Chase Manhattan Bank USA, N.A.
802 Delaware Avenue
Wilmington, Delaware 19801


Ladies and Gentlemen:

        We have acted as counsel to Chase Manhattan Bank USA, N.A., a national banking association ("Chase USA (New York)"), and Chase Manhattan
Bank USA, N.A., a national banking association (formerly The Chase
Manhattan Bank (USA)) ("Chase USA (Delaware)") and together with Chase USA
(New York), the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-7575, and amendment No. 1 to such Registration Statement filed by the Registrants under the Act (as so amended, the "Registration Statement"), registering Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") to be issued by one or more trusts to be formed by one of the Registrants (each, a "Trust") either pursuant to a Trust Agreement among such Registrant, a special purpose wholly owned subsidiary of such Registrant (the "General Partner") and the owner trustee designated thereunder, substantially in the form filed as Exhibit 4.3(C) to the Registration Statement (the "Trust Agreement"), or a Pooling and Servicing Agreement between such Registrant, as seller and servicer, and the trustee designated thereunder, substantially in the form filed as Exhibit 4.1(A) to the Registration Statement (the "Pooling and Servicing Agreement"). The Certificates of a particular series will represent undivided interests in the assets of the related Trust and will be issued pursuant to the Trust Agreement or the Pooling and Servicing Agreement, as the case may be.
The Notes of a particular series will be issued and secured pursuant to an Indenture between the related Trust and the indenture trustee


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Chase Manhattan Bank USA, N.A. and
Chase Manhattan Bank USA, N.A.         -2-              August 24, 1996



designated thereunder, substantially in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture").  The Notes and the
Certificates are hereinafter collectively referred to as the "Offered
Securities."

        In that connection, we have examined the forms of Trust Agreement, Pooling and Servicing Agreement and Indenture. In addition, we have examined and relied as to matters of fact upon, originals or copies, certified or otherwise indentified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities; (ii) all Offered Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the applicable Registrant and the other parties thereto.

        Based upon the foregoing, we are of the opinion that:

        1. When a Pooling and Servicing Agreement has been duly authorized, executed and delivered by the applicable Registrant and the trustee designated therein, such Pooling and Servicing Agreement will constitute a valid and legally binding obligation of such Registrant enforceable against such Registrant in accordance with its terms.

        2. When a Trust Agreement has been duly authorized, executed and delivered by the applicable Registrant, the General Partner and the owner trustee designated therein, such Trust Agreement will constitute a valid and legally binding obligation of such Registrant enforceable against such Registrant in accordance with its terms.

        3. When the issuance and terms of the Certificates of a particular series have been duly authorized by the applicable
    Registrant, when such Certificates


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Chase Manhattan Bank USA, N.A. and
Chase Manhattan Bank USA, N.A.         -3-              August 24, 1996




    have been duly executed and authenticated in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, as the case may be, and when such Certificates have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided for therein, such Certificates will be legally issued, fully paid and non-assessable and outstanding and entitled to the benefits provided for by the related Pooling and Servicing Agreement or Trust Agreement, as the case may be.

        4. When the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, the issuance and terms of the Notes of a particular series have been duly authorized by the applicable Registrant, when such Notes have been duly executed and authenticated in accordance with the terms of the related Indenture, and when such Notes have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided for therein, such Notes will constitute valid and legally binding obligations of such Registrant, enforceable against the Registrant in accordance with its terms.

        Our opinions are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We hereby confirm that the statements set forth in the forms of prospectus supplements forming a part of the Registration Statement (the "Prospectus Supplements") under the headings "Certain Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Offered Securities.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.


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Chase Manhattan Bank USA, N.A. and
Chase Manhattan Bank USA, N.A.         -4-              August 24, 1996


        We hereby consent to the use of our name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplements forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as
Exhibit 5.1 thereto.


                                      Very truly yours,



                                      SIMPSON THACHER & BARTLETT